Exhibit 10.2

FORM OF SUBSCRIPTION LETTER

TO:

Renalytix PLC (the “Company”)

2 Leman Street,

London

United Kingdom

E1W 9US

FAO:

FROM:

    September 2024

Re: Placing (the “Placing”) of new ordinary shares (the “Shares”) of the Company

Please note all definitions used herein shall have the same meaning as defined in the Placing Announcement, unless expressed otherwise.

Dear all:

We (the “Subscriber” or “us” or “it”) hereby irrevocably agree to subscribe for [x] Shares in the Company for a value of £[x] and we hereby represent, warrant, agree and acknowledge as follows for the benefit of the Company and the Oberon Capital (a trading name of Oberon Investments Limited) (“Broker”) (as defined in the Placing Announcement (as later defined herein)):

1.

we understand that the Shares are being offered and sold in a transaction not involving a public offering of securities in the United States, and the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “US Securities Act”), or with any state or other jurisdiction of the United States, nor approved or disapproved by the United States Securities and Exchange Commission, any state securities commission in the United States or any other United States regulatory authority, and we agree not to reoffer, resell, pledge or otherwise transfer the Shares except pursuant to the restrictions set forth in this letter;

2.

we are a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the US Securities Act. Further, if we are acquiring Shares as a fiduciary or agent for one or more investor accounts: (i) each such account is a QIB; (ii) we have sole investment discretion with respect to such account; and (iii) we have full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of such account;

3.

we are not acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D under the US Securities Act) or any “directed selling efforts” (within the meaning of Regulation S under the US Securities Act);

4.

we are acquiring the Shares for investment purposes only and not with a view to any direct or indirect resale, distribution or other disposition of the Shares in violation of the US Securities Act or any other applicable United States federal or state securities laws;

5.

we invest in or purchase securities similar to the Shares in the normal course of our business, and we have such knowledge, skill and experience in financial, business and investment matters (including investment in securities admitted to trading on AIM, a market of the London Stock Exchange (the “Stock Exchange”), that are not registered under the US Securities Act or listed or quoted on any United States securities exchange or automated quotation system) and expertise in assessing market, credit and all other relevant risks as to be capable of evaluating, and have evaluated, independently the merits and risks of an investment in the Shares;

6.

we have received and read (i) a copy of the placing announcement, dated [•] September 2024 (the “Placing Announcement”) and acknowledge and agree to all of the representations, warranties, terms and conditions therein (and as incorporated by reference therein) and (ii) the investor presentation prepared by the Company dated September 2024 (the “Presentation”). We acknowledge that, save for the Placing Announcement and the Presentation, no disclosure or offering document has been or will be prepared in connection with the Placing.

7.

we agree that we have held and will hold the Placing Announcement, the Presentation and any other presentational or other materials concerning the Shares (including electronic copies thereof) in confidence, it being understood that each has been received by us solely for our use and that we have not duplicated, distributed, forwarded, transferred or otherwise transmitted any of them to any persons in or within the United States, and agree that such material shall not be duplicated, distributed, forwarded, transferred or otherwise transmitted by us;

8.

we acknowledge and agree that the Placing Announcement, the Presentation and the other Exchange Information have been prepared by the Company, and no information has been prepared by the Broker for the purposes of the Placing. We acknowledge and agree that we may not rely, and have not relied, on any investigation that any person (including the Company, the Broker, any of its affiliates, or any person acting on its or their behalf) may or may not have conducted with respect to the Company, the Placing or the Shares. Accordingly, we acknowledge and agree that we will not hold the Company, the Broker, any of its affiliates or any other person acting on its or their behalf responsible or liable for any representations (express or implied) contained in, or for any misstatements in or omissions from, the Placing Announcement, the Presentation, the other Exchange Information or any information made available (whether in written or oral form) in presentations or as part of roadshow discussions with investors relating to the Company or in any other publicly available information and that none of the Company, the Broker, any of their respective affiliates or any person acting on their behalf, makes any representation or warranty, express or implied, as to the truth, accuracy or completeness of such information or accepts any responsibility for any of such information, either at the date of this Letter or at the closing date of the Placing. None of the Brokers, any of their respective affiliates or any person acting on its or their behalf has any obligation to update any such information or to correct any inaccuracies therein or omissions therefrom which may become apparent, even where the Broker is aware of such inaccuracies or omissions. In making our investment decision, we have not relied on any information relating to the Company other than the Placing Announcement, the Presentation and the other Exchange Information;

9.

with the assistance of our own professional advisors, to the extent that we have deemed appropriate, we have made our own legal, tax, currency, accounting, and financial evaluation of the merits and risks of an investment in the Shares and the consequences of investing in the Shares and conducted our own investigation with respect to the Company and the Shares, and we have concluded that an investment in the Shares is suitable for us or, where we are not acting as principal, for any beneficial owner of the Shares on whose behalf we are acting, in light of each such person’s own circumstances and financial condition and based upon each such person’s investment objectives and financial requirements;

10.

we acknowledge that: (i) the Shares may constitute an equity interest in a passive foreign investment company within the meaning of Section 1297(a) of the U.S. Internal Revenue Code (a “PFIC”); (ii) in the current or any future tax year, if the Company is a PFIC, U.S. taxable investors may be subject to adverse US tax consequences in respect of their investment in the Shares; and (iii) neither the Company nor the Broker intends to assess whether the Shares constitute equity interests in a PFIC in any taxable year or to provide such information as may be required to make a “qualified electing fund” election and that it should not assume that such information will be made available;

11.

we (or, where we are not acting as principal, we represent that the beneficial owners of any investor account on whose behalf we are acting) have adequate means of providing for our current and contingent needs, have no need for liquidity with respect to our investment in the Shares, and are able to bear the economic risk of an investment in the Shares for an indefinite period and the loss of our entire investment in the Shares;

12.	we satisfy any and all standards for investors in investments of the type subscribed for herein imposed by the jurisdiction of our residence or otherwise;

13.

we understand and agree (and any beneficial owner of any investor account on whose behalf we are acting understands and agrees) that the Shares may not be offered, sold, pledged or otherwise transferred except: (i) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S; (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act (including Rule 144 thereunder (if available)); or (iii) pursuant to an effective registration statement under the US Securities Act, in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States;

14.

we further (A) understand that the Shares may not be deposited into any unrestricted American depositary receipt facility in respect of the Shares established or maintained by a depositary bank; (B) acknowledge that the Shares (whether in physical certificated form or in uncertificated form held in CREST) are “restricted securities” within the meaning of Rule 144(a)(3) under the US Securities Act and that no representation is made as to the availability of the exemption provided by Rule 144 or any other exemption under the US Securities Act or any US state securities laws for resales of the Shares; and (C) understand that the Company may not recognize any offer, sale, resale, pledge or other transfer of the Shares made other than in compliance with the above-stated restrictions;

15.

we acknowledge that, if in certificated form, the Shares will bear a legend to the effect of the restrictions outlined in the foregoing two paragraphs, unless otherwise determined by the Company in accordance with applicable law;

16.

we have instituted and maintain systems, policies and procedures designed to ensure, and which we agree will continue to ensure for so long as we own the Shares, that securities we acquire and hold such as the Shares will only be reoffered, resold, pledged or otherwise transferred in accordance with the restrictions set forth in this Letter. In order to assist the Company in its compliance with US laws, we agree that if requested by the Company we will advise it whether or not we continue to hold any of the Shares acquired in accordance with the terms of this Letter;

17.

we represent that if, in the future, we offer, resell, pledge or otherwise transfer such Shares while they remain “restricted securities” within the meaning of Rule 144(a)(3) of the US Securities Act, we shall notify such subsequent transferee of the restrictions set out above;

18.

the registrar and any transfer agents for the Shares will not be required to accept the registration of transfer of any Shares acquired by us, except upon presentation of evidence satisfactory to the Company that the restrictions on transfer set forth and described herein have been complied with;

19.

we have read and understood this Letter, in its entirety and that our subscription for Shares is subject to and based upon all the terms, conditions, representations, warranties, acknowledgements, agreements and undertakings and other information contained herein and not in reliance on any information given or any representations, warranties or statements made at any time by any person in connection with the First Admission, Second Admission, the Company, the Placing, or otherwise, other than the information contained in this Letter;

20.

we acknowledge that the Shares are admitted to trading on AIM and the Company is therefore required to publish certain business and financial information in accordance with the AIM Rules for Companies (collectively, “UK Public Information”), which includes a description of the nature of the Company’s business, the Company’s most recent balance sheet and profit and loss account and similar statements published in preceding years and that we are able to obtain or access such information or comparable information concerning any other publicly traded company without undue difficulty;

21.

acknowledge that none of the Broker, the Company, any of their respective affiliates or any person acting on behalf of any of them has provided us, and will not provide us, with any material regarding the Shares or the Company other than this Letter, the Placing Announcement and Presentation; nor have we requested any of the Broker, the Company, their respective affiliates or any person acting on behalf of any of them to provide us with any such information and has read and understood the UK Public Information;

22.

we have neither received nor relied on any “inside information” as defined in the EU Market Abuse Regulation (Regulation 596/2014/EU) as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 (as amended and supplemented from time to time) (“UK MAR”) concerning the Company in accepting this invitation to participate in the Placing;

23.

we acknowledge that the Broker does not have any duties or responsibilities to us, or its clients, similar or comparable to the duties of “best execution” and “suitability” imposed by the COB Rules in the FCA Handbook and that the Broker is not acting for us or its clients and that the Broker will not be responsible for providing protections to us or its clients;

24.

we acknowledge that neither the Broker, any of its affiliates, agents, directors, officers, consultants or employees or any person acting on behalf of them has or shall have any liability for the UK Public Information, any publicly available or filed information or any representation relating to the Company, provided that nothing in this paragraph excludes the liability of any person for fraudulent misrepresentation made by that person;

25.

we acknowledge that neither of the Broker, its ultimate holding company nor any direct or indirect subsidiary undertakings of such holding company, nor any of their respective affiliates, agents, directors, officers, consultants or employees shall be liable to us for any matter arising out of the Broker’s role as placing agent or otherwise in connection with the Placing and that where any such liability nevertheless arises as a matter of law we will immediately waive any claim against any of such persons which we may have in respect thereof;

26.

acknowledge that the Shares have not been registered under the Securities Act or with any securities or other regulatory authority of any state or territory of the United States and that the sale to us (or such beneficial owner) is being made in a transaction not involving a public offering, exempt from registration under the Securities Act. The Shares are “restricted securities” within the meaning of Rule 144(a)(3) and may not be reoffered, resold, pledged or otherwise transferred except pursuant to an effective resale registration statement or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and that, in each case, such offer, sale, pledge or transfer must be made in accordance with any applicable securities laws of any state of the United States or any jurisdiction;

27.

acknowledge that the Shares are being offered and sold by or on behalf of the Company (i) to Non-US Placees in “offshore transactions” as defined in, and in accordance with, Regulation S and (ii) to a limited number of US Subscribers reasonably believed to be QIBs in transactions not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and which are exempt from or not subject to the registration requirements of the Securities Act and applicable US state securities laws. We and the prospective beneficial owner of the Shares are, and at the time the Shares are subscribed for will be, either: (i) outside the United States and subscribing for the Shares in an “offshore transaction” as defined in, and in accordance with, Regulation S, and has agreed to be bound to the terms of the Non-US Investor Letter in the form provided to us by the Broker or its affiliates; or (ii) a QIB which has agreed to be bound to the terms of the US Investor Letter in the form provided to us by the Broker or its affiliates. In addition, with respect to (ii) above, the Subscriber further acknowledges: (a) it is subscribing for the Shares for its own account or for one or more accounts as to each of which it exercises sole investment discretion and each of which is a QIB; (b) it is subscribing for the Shares for investment purposes only and not with a view to any distribution or for resale in connection with the distribution thereof, in whole or in part, in the United States; and (c) it has full power to make the acknowledgements, representations and agreements herein on behalf of each such account;

28.

we are not acquiring any of the Shares as a result of any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or any form of “directed selling efforts” (as defined in Regulation S);

29.

unless otherwise specifically agreed in writing with the Broker, we represent and warrant that neither we nor the beneficial owner of such Shares will be a resident of Canada, Australia, New Zealand, Japan or the Republic of South Africa;

30.

we acknowledge that the Shares have not been and will not be registered under the securities legislation of Canada, Australia, New Zealand, Japan or the Republic of South Africa and, subject to certain exceptions, may not be offered, sold, taken up, renounced or delivered or transferred, directly or indirectly, within those jurisdictions;

31.

we acknowledge that the issue to us, or the person specified by us for registration as holder of Shares will not give rise to a liability under any of sections 67, 70, 93 or 96 of the Finance Act 1986 (depositary receipts and clearance services) and that the Shares are not being acquired in connection with arrangements to issue depositary receipts or to transfer Shares into a clearance system;

32.

we acknowledge that (i) we have complied with our obligations under the Criminal Justice Act 1993 and UK MAR; (ii) in connection with money laundering and terrorist financing, we have complied with our obligations under the Proceeds of Crime Act 2002 (as amended), the Terrorism Act 2000 (as amended), the Terrorism Act 2006 and the Money Laundering, Terrorist Financing and Transfer of Funds (Information on Payer) Regulations 2017 and any related rules, regulations or guidelines issued, administered or enforced by any government agency having jurisdiction in respect thereof; and (iii) we are not a person: (a) with whom transactions are prohibited under the Foreign Corrupt Practices Act of 1977 or any economic sanction programmes administered by, or regulations promulgated by, the Office of Foreign Assets Control of the US Department of the Treasury; (b) named on the Consolidated List of Financial Sanctions Targets maintained by HM Treasury of the United Kingdom; or (c) subject to financial sanctions imposed pursuant to a regulation of the European Union or a regulation adopted by the United Nations (together, the “Regulations”); and, if making payment on behalf of a third party, that satisfactory evidence has been obtained and recorded by it to verify the identity of the third party as required by the Regulations and has obtained all governmental and other consents (if any) which may be required for the purpose of, or as a consequence of, such purchase, and it will provide promptly to the Broker such evidence, if any, as to the identity or location or legal status of any person which the Broker may request from it in connection with the Placing (for the purpose of complying with such Regulations or ascertaining the nationality of any person or the jurisdiction(s) to which any person is subject or otherwise) in the form and manner requested by the Broker on the basis that any failure by it to do so may result in the number of Shares that are to be purchased by it or at its direction pursuant to the Placing being reduced to such number, or to nil, as the Broker may decide in their sole discretion;

33.

if a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation, or Article 5(1) of the UK Prospectus Regulation represents and warrants that the Shares purchased by it in the Placing will not be acquired on a non-discretionary basis on behalf of, nor will they be acquired with a view to their offer or resale to, persons in a member state of the EEA as the case may be or the United Kingdom or to which the EU Prospectus Regulation (in the case of a member state of the EEA) or the UK Prospectus Regulation (in the case of the United Kingdom) otherwise applies other than Qualified Investors in a member state in the EEA or Relevant Persons in the United Kingdom, or in circumstances in which the prior consent of the Broker has been given to the offer or resale;

34.

that we have not offered or sold and will not offer or sell any Shares to persons in the EEA prior to First Admission or Second Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted in and which will not result in an offer to the public in any member state of the EEA within the meaning of the EU Prospectus Regulation (including any relevant implementing measure in any member state);

35.

that we have not offered or sold and will not offer or sell any Shares to persons in the United Kingdom prior to First Admission or Second Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted in and which will not result in an offer to the public in the United Kingdom within the meaning of the UK Prospectus Regulation (including any relevant implementing measure in the United Kingdom);

36.

that we have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) relating to the Shares in circumstances in which section 21(1) of the FSMA does not require approval of the communication by an authorised person;

37.

that we have complied and will comply with all applicable provisions of UK MAR and the FSMA with respect to anything done by us in relation to the Shares in, from or otherwise involving, the United Kingdom;

38.

that we and any person acting on our behalf is entitled to acquire the Shares under the laws of all relevant jurisdictions and that we have all necessary capacity and have obtained all necessary consents and authorities and taken any other necessary actions to enable us to commit to this participation in the Placing and to perform our obligations in relation thereto (including, without limitation, in the case of any person on whose behalf it is acting, all necessary consents and authorities to agree to the terms set out or referred to in this Letter) and will honour such obligations;

39.

if the Subscriber is acquiring Shares for one or more managed accounts, it represents and warrants that it is authorised in writing by each managed account: (a) to acquire the Shares for each managed account; (b) to make on its behalf the representations, warranties, acknowledgements, undertakings and agreements in this Letter; and (c) to receive on its behalf any investment letter relating to the Placing in the form provided by the Broker;

40.	the Subscriber is not acting as a “distributor” (for the purposes of the UK Product Governance Requirements);

41.	the Subscriber is not acting as a “distributor” (for the purposes of MiFID II Product Governance Requirements);

42.	we are capable of being categorised as a person who is a “professional client” or an “eligible counterparty” within the meaning of Chapter 3 of the FCA’s Conduct of Business Sourcebook;

43.

we acknowledge that we (and any person acting on its behalf) will make payment to the Broker for the Shares allocated to us in accordance with this Letter on the due time and date set out herein, failing which the relevant Shares may be placed with other subscribers or sold as the Broker may in their sole discretion determine and without liability to us and it will remain liable and will indemnify the Broker on demand for any shortfall below the net proceeds of such sale and the placing proceeds of such Shares and may be required to bear the liability for any stamp duty or stamp duty reserve tax or security transfer tax (together with any interest or penalties due pursuant to or referred to in these terms and conditions) which may arise upon the placing or sale of such Shares on our behalf;

44.

we acknowledge that the Broker, any of its affiliates, nor any person acting on behalf of it or any of them, is making any recommendations to us, advising us regarding the suitability of any transactions we may enter into in connection with the Placing and that participation in the Placing is on the basis that we are not and will not be treated for these purposes as a client of the Broker and nor that the Broker has any duties or responsibilities to us for providing the protections afforded to their clients or customers or for providing advice in relation to the Placing nor for the exercise or performance of any of their rights and obligations thereunder including any rights to waive or vary any conditions or exercise any termination right;

45.

we undertake that the person whom we specify for registration as holder of the Shares will be (i) ourselves or (ii) our nominee, as the case may be. Neither the Broker, nor the Company will be responsible for any liability to stamp duty or stamp duty reserve tax resulting from a failure to observe this requirement. We agree and any person acting on our behalf agrees to participate in the Placing and it agrees to indemnify the Company and the Broker in respect of the same on the basis that the Shares will be held by the Broker who will hold them, in certificated form, as nominee on behalf of us until settlement in accordance with its standing settlement instructions;

46.

the exercise by the Broker of any right or discretion under the Placing Agreement shall be within the absolute discretion of the Broker and the Broker need not have any reference to us and shall have no liability to us whatsoever in connection with any decision to exercise or not to exercise any such right and we agree that we have no rights against the Broker, the Company or any of their respective affiliates under the Placing Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 (as amended) or otherwise;

47.

we acknowledge that these terms and conditions and any agreements entered into by us pursuant to these terms and conditions and any non-contractual obligations arising out of or in connection with such agreement shall be governed by and construed in accordance with the laws of England and Wales and we submit (on behalf of itself and on behalf of any person on whose behalf it is acting) to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter (including non-contractual matters) arising out of any such contract, except that enforcement proceedings in respect of the obligation to make payment for the Shares (together with any interest chargeable thereon) may be taken by the Company or the Broker in any jurisdiction in which we are incorporated or in which any of our securities have a quotation on a recognised stock exchange;

48.	we acknowledge that time shall be of the essence as regards to obligations pursuant to this Letter;

49.

we agree that the Company, the Broker and their respective affiliates and others will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgements and undertakings which are given to the Broker on their own behalf and on behalf of the Company and are irrevocable and are irrevocably authorised to produce this Letter or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby;

50.

we agree to indemnify on an after-tax basis and hold the Company, the Broker and their respective affiliates harmless from any and all costs, claims, liabilities and expenses (including legal fees and expenses) arising out of or in connection with any breach of the representations, warranties, acknowledgements, agreements and undertakings in this Letter and further agrees that the provisions of this Letter shall survive after completion of the Placing;

51.

we acknowledge that no action has been or will be taken by any of the Company, the Broker or any person acting on behalf of the Company or the Broker that would, or is intended to, permit a public offer of the Shares in any country or jurisdiction where any such action for that purpose is required;

52.

we acknowledge that we are an institution that has knowledge and experience in financial, business and international investment matters as is required to evaluate the merits and risks of subscribing for the Shares. We further acknowledge that we are experienced in investing in securities of this nature and in this sector and are aware that we may be required to bear, and we, and any accounts for which we may be acting, are able to bear, the economic risk of, and are able to sustain, a complete loss in connection with the Placing. We have relied upon our own examination and due diligence of the Company and its associates taken as a whole, and the terms of the Placing, including the merits and risks involved;

53.

we acknowledge that our commitment to subscribe for Shares on the terms set out herein and in the trade confirmation or contract note will continue notwithstanding any amendment that may in future be made to the terms of the Placing and that we will have no right to be consulted or require that our consent be obtained with respect to the Company’s conduct of the Placing;

54.

we acknowledge that the Broker, or any of its affiliates acting as an investor for its own account may take up shares in the Company and in that capacity may retain, purchase or sell for their own account such shares and may offer or sell such shares other than in connection with the Placing;

55.	we represent and warrant that, if we are a pension fund or investment company, our purchase of Shares is in full compliance with all applicable laws and regulation;

56.	to the fullest extent permitted by law, we acknowledge and agree to the disclaimers contained in this Letter;

57.

we (or the beneficial owner of any investor account on whose behalf we are acting) are empowered, authorised and qualified to purchase the Shares, and the person signing this Letter on our behalf has been duly authorized by us to do so;

58.

we understand that if we subscribe for Shares (even in the case that we fail to return an executed copy of this Letter), we will be deemed to have made for the benefit of the Company, the Broker and their respective affiliates (i) all such representations, warranties, agreements and acknowledgements contained herein, and (ii) an irrevocable agreement to pay for the subscribed Shares that is not capable of termination or rescission by us in any circumstances;

59.	this Letter is not a confirmation of sale of the Shares or the terms thereof. We understand that any such confirmation will be sent separately; and

60.	this Letter shall be governed by and construed in accordance with the laws of England and Wales.

Where there are joint holders, each must sign this Letter. Letters from an entity must be signed by an authorised officer or be completed in accordance with such entity’s charter documents.

Very truly yours,

(Full Institutional Name of QIB)

By:

(Authorised signatory)

Name:

Title:

Date:

Please use BLACK INK and print in BLOCK CAPITALS